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Exhibit 10.1

NON-QUALIFIED STOCK OPTION

non-transferable

GRANT TO

(the "Participant")

the right to purchase (the "Option") from Superior Essex Inc. (the "Company")

shares of its common stock, par value $0.01 per share, at the exercise price of per share

pursuant to and subject to the provisions of the Superior Essex Inc. 2003 Stock Incentive Plan (the "Plan") and to the terms and conditions set forth on the reverse hereof. By accepting the Option, the Participant, shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan.

IN WITNESS WHEREOF, Superior Essex Inc. acting by and through its duly authorized officers, has caused this Certificate to be executed as of the day and year first above written.

SUPERIOR ESSEX INC.
By:	Its: Authorized Officer
Option Grant Date:

NQSO

        1.    Grant of Option.    The Company hereby grants under the Superior Essex Inc. 2003 Stock Incentive Plan (the "Plan"), to the Participant named on the reverse hereof a non-qualified stock option (the "Option") to purchase from the Company, on the terms and conditions set forth in this certificate (the "Certificate"), the number of shares ("Shares") indicated on the reverse hereof of the Company's $0.01 par value common stock ("Common Stock"), at the exercise price per share set forth on the reverse hereof (the "Option Price"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. By accepting this Option, the Participant is deemed to agree to comply with the terms of the Plan, this Certificate and all applicable laws and regulations.

        2.    Tax Matters.    No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        3.    Vesting.    (a) Except as set forth below, the Option shall vest and become exercisable as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Common Stock as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock so exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be entitled to exercise the Option with respect to the percentage of Shares vested indicated beside that date provided that the Participant is continuously employed (or on approved leave of absence) at all times until the applicable vesting date:

Vesting Date	Number of Shares Vested
One Year After Grant Date (indicated on the reverse hereof)	25%
Two Years After Grant Date	25%
Three Years After Grant Date	25%
Four Years After Grant Date	25%

        There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

        (b)   Notwithstanding the above, the Option shall vest and become exercisable as to all of the shares covered by the Option in the event of the Participant's death, Disability or Retirement, or if the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason within six months after a Change in Control, or such earlier time as may be set forth in an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant. For purposes of this Certificate, "Good Reason" means: (1) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define "good reason" (or words of like import)), without the Participant's consent: (i) a reduction in the Participant's base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all full-time employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant's knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date; or (2) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines "good reason" (or words of like import), "good reason" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "good reason" only applies on occurrence of a Change in Control or in contemplation of a Change in Control, such definition of "good reason" shall apply to the extent provided therein.

        (c)   The Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time.

        4.    Option Term.    The term of the Option shall be ten (10) years after the Grant Date, subject to earlier termination in the event of the Participant's Termination as specified in Section 5 below.

        5.    Termination.    Subject to Section 4 above and the terms of the Plan, the Option, to the extent vested at the time of the Participant's Termination, shall remain exercisable to the extent provided in Section 8.2 of the Plan or such longer period as may be provided in a separate agreement with the Participant. Any portion of the Option that is not vested as of the date of the Participant's Termination for any reason (after giving effect to any accelerated vesting pursuant to Section 3(b) hereof) shall terminate and expire as of the date of such Termination.

        6.    Restriction on Transfer of Option.    No part of the Option shall be Transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. Notwithstanding the foregoing, the Option shall be Transferable to the Participant's spouse or former spouse pursuant to a domestic relations order under applicable state law that is reasonably acceptable to the Committee. Any such transferee may not subsequently transfer the Option other than by will or by the laws of descent and distribution and the Option (and any Common Stock acquired as a result of the exercise of the Option) remains subject to the terms of this Certificate and the Plan.

        7.    Rights as a Stockholder.    The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

        8.    Provisions of Plan Control.    This Certificate is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Certificate conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Certificate shall be deemed to be modified accordingly, provided that to the extent the Plan provides the Committee with discretion to determine the terms of the Option, the exercise of such discretion shall not be considered to be inconsistent with the terms of the Plan. This Certificate contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

        9.    Notices.    Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

  If to the Company, to: Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339; Attention: Corporate Secretary. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company.

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  Exhibit 10.1
NON-QUALIFIED STOCK OPTION